Exhibit 23.1

                                                     Conformed Copy


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of J. Crew Operating Corp. on Form S-4 of our report on J. Crew Group, Inc. dated March 31, 1997, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.



/s/  DELOITTE & TOUCHE LLP

New York, New York
December 15, 1997